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                                                                          EX23.5

                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

   We hereby consent to the use of our opinion letter dated August 18, 1999 to the Board of Directors of Reynolds Metals Company included as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Alcoa Inc. relating to the proposed merger of Reynolds Metal Company with a wholly-owned subsidiary of Alcoa Inc., and to the references to such opinion in such Proxy Statement/Prospectus under the caption "THE MERGER". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                 MERRILL LYNCH, PIERCE, FENNER & SMITH
                                              INCORPORATED

                                 By:/s/ Stephan C. Month
                                    Name:  Stephan C. Month
                                    Title:  Managing Director, Investment
                                    Banking

New York, New York
December 30, 1999